EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

               We have issued our report dated March 14, 2012, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011 of CyberOptics Corporation, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
August 14, 2012